UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2014

ULTRA PETROLEUM CORP.

(Exact name of registrant as specified in its charter)

Yukon, Canada	001-33614	N/A
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

400 N. Sam Houston Parkway East
Suite 1200

Houston, Texas 77060

(Address of principal executive offices)

(281) 876-0120

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 25, 2014, the Company completed its previously-announced transaction with SWEPI LP (the “Transaction”). In the Transaction, which has an April 1, 2014 effective date, the Company made a cash payment to SWEPI of $925.0 million, subject to customary adjustments, acquired certain oil and gas properties located in Sublette County, Wyoming and disposed of certain oil and gas properties located in Pennsylvania.

A copy of the Purchase and Sale Agreement related to the Transaction was filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K dated August 19, 2014 and is incorporated herein by reference.

Section 8 – Other Events

Item 8.01 Other Events.

On September 25, 2014, the Company issued a news release announcing the closing of the Transaction. The full text of the news release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Title of Document

99.1	News Release dated September 25, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRA PETROLEUM CORP.

September 25, 2014	By:	/s/ Kelly L. Whitley
	Name: Title:	Kelly L. Whitley Assistant Corporate Secretary

 Exhibit Index

Exhibit Number	Title of Document

99.1	News Release dated September 25, 2014